Exhibit 10.36

Detrimental Conduct Agreement
(January 1, 2002)

         In consideration of the (a) grant of stock options and/or stock appreciation rights (“SARs”) and/or other D&B equity-based awards made as a component of the Leadership Grant under the Leadership Compensation Program (which, together with its successor plans, is hereinafter referred to as the “LCP”) and/or (b) payment of the cash component of the Leadership Grant under the LCP (which does not include the base salary or annual bonus components of the LCP) and/or (c) similar grants and/or payments made in future years (assuming D&B in its discretion makes future grants and/or payments to me), I agree to abide by the following terms and conditions with respect to (i) the stock option and/or SAR grant and/or other D&B equity-based award component of the Leadership Grant under the LCP for 2002; (ii) the cash component of the Leadership Grant under the LCP for 2002; (iii) all currently outstanding D&B options, SARs and other D&B equity-based awards that I currently hold; (iv) any additional D&B options, SARs and other D&B equity-based awards that D&B, in its discretion, may grant to me in the future; and (v) any additional cash payments D&B, in its discretion, may make to me in the future as part of the cash component of the Leadership Grant under the LCP.

a.	Repayment of Financial Gain.

For so long as I continue as an employee of D&B and its subsidiaries and affiliates (the “D&B Group”) and for one (1) year (two (2) years if I am or become a member of D&B’s Leadership Team, (“D&B’s LT”), currently consisting of the Chairman and Chief Executive Officer of the Company, direct reports of the Chairman and Chief Executive Officer and other designated positions) following the date my employment with the D&B Group ends, I agree that if I engage in “Detrimental Conduct” during such time, then I will pay to D&B the “Financial Gain” realized by me during the one (1) year (two (2) years if I am a member of D&B’s LT) preceding and following the Detrimental Conduct. The term “Financial Gain” means an amount equal to (i) the gross (pre-tax) gains resulting from any exercise of D&B options and SARs, as of the date of exercise; (ii) the gross (pre-tax) value of any performance share awards or other equity-based awards issued to me, as of the date of issuance, (iii) the gross (pre-tax) value of any shares of D&B stock whose restrictions have lapsed, as of the time said restrictions have lapsed; and (iv) the gross (pre-tax) value of any cash components of the Leadership Grant paid to me under the LCP.

b.	Detrimental Conduct.

As used in this agreement, “Detrimental Conduct” shall include:

(1)	disclosing or using in any capacity other than as appropriate in the performance of duties assigned by the D&B Group, any confidential or proprietary information or trade secrets of the D&B Group;

(2)	accepting employment with, or providing services to, (x) any of the competitors of the D&B Group listed on Schedule A hereto (as such list is updated and made available to me from time to time by the Company), and (y) with respect to business entities that are not listed on Schedule A, a line of business of such business entity that either (i) competes with a line of business that I managed or provided services to during the one (1) year period (two (2) year period if I am a member of D&B’s LT) prior to my termination of employment, or (ii) supports or is engaged in a strategic alliance, partnership, joint venture or similar arrangement with the D&B Group that I managed or provided services to during the one (1) year period (two (2) year period if I am a member of D&B’s LT) prior to my termination of employment (each of the foregoing is hereinafter referred to as a “Competitor”);

(3)	any attempt directly or indirectly to induce any employee of the D&B Group to perform services for another business entity at which I am or am intending to be (i) employed, (ii) a member of the Board of Directors, or (iii) providing consulting or other services;

(4)	any attempt directly or indirectly to enter into any arrangement with any business or entity which is, at the time of such solicitation, a customer of the D&B Group for the purpose of engaging in any business transactions of the nature performed or contemplated by the D&B Group. (This paragraph shall apply only to customers I personally serviced while employed by the D&B Group or customers I acquired material information about while employed by the D&B Group);

(5)	any activity that results in the termination of my employment for “Cause”. (For purposes of this provision, “Cause” is (i) material violation of the policies and procedures of the D&B Group, including the D&B Policy on Business Conduct, (ii) criminal activity, (iii) gross insubordination, and (iv) gross negligence in the performance of my duties); and

(6)	any other actions D&B reasonably deems to be detrimental to the interests of the D&B Group, including making denigrating statements about the D&B Group or its employees and directors to the media or financial analysts. (To the extent practicable, D&B will request that I cease and desist or rectify the conduct prior to seeking any legal remedies under this paragraph and will only seek legal remedies against me if I do not comply with such request. I understand that this paragraph shall not be applied to conduct that is otherwise permitted by paragraph b(1) through b(5). For example, if I leave the D&B Group to work for a company that is not a Competitor, D&B will not claim that such employment violates this paragraph b(6)).

c.	Involuntary Terminations.

This Agreement will not apply to employees of the D&B Group who enter into a severance agreement with the D&B Group or other involuntary terminations as determined by D&B (excluding terminations covered by paragraph b(5)).

d.	Certification Process.

If I am a member of D&B’s LT and elect to exercise more than 25% of my outstanding vested stock options or SARs in any 90 day period, as a condition to the exercise of these D&B options or SARs, I agree to certify in a manner and form acceptable to D&B that I have not engaged in, nor anticipate engaging in, any Detrimental Conduct. If I am not a member of D&B’s LT and I elect to exercise more than 40% of all my outstanding vested stock options or SARs in any 90 day period, as a condition to the exercise of these D&B options or SARs, I likewise agree to certify in a manner and form acceptable to D&B that I have not engaged in, nor anticipate engaging in, any Detrimental Conduct. I understand that the failure to deliver such certification to the designated D&B official (currently Michael Reilly at the address set forth below) at least two business days prior to exercise constitutes “Detrimental Conduct” under the terms of this Agreement. I will have 30 trading days (exclusive of blackout periods due to “window” closings) from the date I delivered the required certification to exercise up to the full number of options or SARs indicated in the certification form.

e.	Other Important Provisions.

(1)	No provision of this Agreement shall diminish, negate or otherwise impact any separate noncompete or confidentiality agreement to which I may be a party. I acknowledge and agree that the provisions contained in this Agreement are being made for, among other things, the benefit of D&B to protect the D&B Group’s business operations and confidential information and trade secrets. I further acknowledge that execution of this Agreement is a voluntary act on my part in consideration for the valuable consideration offered to me by D&B.

(2)	I acknowledge that the options, SARs and/or other D&B equity-based awards and the cash components of the Leadership Grant under the LCP, which have been granted or may be granted to me by D&B, are an extraordinary benefit, not part of any wages paid to me by the D&B Group, and that such options, SARs and other D&B equity-based awards and cash components have been or may be granted to me by D&B as an incentive to motivate me in my efforts for the D&B Group.

(3)	I acknowledge and agree that the ultimate liability for any and all tax, social insurance and payroll tax withholding (“Tax-Related Items”) is and remains my responsibility and liability and that the D&B Group (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option grant, including the grant, vesting or exercise of the option and the subsequent sale of shares acquired pursuant to such exercise; and (b) does not commit to structure the terms of the grant or any aspect of the option to reduce or eliminate my liability for Tax-Related Items. Prior to exercise of any option, I shall pay or make adequate arrangements satisfactory to the D&B Group to satisfy all withholding obligations of the D&B Group. In this regard, I authorize the D&B Group to withhold all applicable Tax-Related Items legally payable by me from my wages or other cash compensation paid to me by the D&B Group or from proceeds of sale. Alternatively, or in addition, if permissible under local law, the D&B Group may sell or arrange for the sale of shares that I am due to acquire to meet the minimum withholding obligation for Tax-Related Items. Any estimated withholding that is not required in satisfaction of any Tax Related Items will be repaid to me by the D&B Group. Finally, I shall pay to the D&B Group any amount of any Tax-Related Items that the D&B Group may be required to withhold as a result of my participation in the LCP (as well as its predecessor) or my purchase of shares that cannot be satisfied by the means previously described.

(4)	I understand that the D&B Group holds certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in The Dun & Bradstreet Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the LCP (as well as its predecessor and successor programs) (“Data”). I explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal Data by and among, as applicable, members of the D&B Group for the exclusive purpose of implementing, administering and managing my participation in the LCP (as well as its predecessor and successor programs). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the LCP (as well as its predecessor and successor programs), that these recipients may be located in my country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the LCP (as well as its predecessor and successor programs), including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares of stock acquired upon exercise of the option. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the LCP (as well as its predecessor and successor programs). I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing my local human resources representative. I understand that withdrawal of consent may affect my ability to exercise or realize benefits from the grants made to me.

(5)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of laws. Any dispute arising out of, concerning or relating to this Agreement, or to the breach, termination, enforcement or validity thereof, shall be submitted to binding arbitration in New York, New York before three arbitrators, under the Commercial

Rules of the American Arbitration Association, or, should I have my primary residence outside the United States at the day of the commencement of the arbitration, the International Rules of the American Arbitration Association. The party commencing the arbitration shall file, with its notice of arbitration, a detailed statement of its claim and its nomination of an arbitrator. The second party shall respond with a detailed statement of defense within 20 days after receiving the statement of claim. Within 20 days after the nomination of the two arbitrators, the arbitrators or the parties shall agree on a third arbitrator. Should they fail to do so, the American Arbitration Association will appoint the third arbitrator, who will preside as chairman. Within 20 days after the appointment of the presiding arbitrator, the parties’ representatives and the arbitrators will confer for the purposes of, inter alia, establishing a binding schedule for the remainder of the proceedings. No discovery will be permitted, without the consent of all parties, beyond the disclosure by the parties of all documents directly relating to claims, defenses and counterclaims. All hearings will be completed within 90 days of the last date of the conference. A reasoned award shall be issued by the arbitrators within 30 days of the last day of the hearings. The arbitrators may not award punitive or exemplary damages. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The parties shall not disclose, and shall keep strictly confidential, the contents of any testimony given or documents provided, in discovery or offered in evidence, or the evidence or contents of any award issued by the arbitrators, unless disclosure is required by law or in connection with a proceeding to confirm, vacate and/or enforce such award or any judgment entered thereon, in which case all reasonable steps will be taken by the parties to maintain, to the extent possible, the above-described confidential treatment.

(6)	I agree that if any provision in this Agreement is finally determined not to be enforceable in the manner set forth in this Agreement, that such provision should be enforceable to the maximum extent possible under applicable law and that the provision shall be reformed to make it enforceable. Alternatively, in the discretion of D&B, said provision shall be stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect.

(7)	I acknowledge that this Agreement does not confer upon me any right of continued employment for any period of time and is not an employment contract.

(8)	The failure of D&B to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision or of any other provision. Any waiver or modification of the terms of this Agreement will only be effective if reduced to writing and signed by both me and the Chief Executive Officer of D&B.

(9)	This Agreement constitutes the entire understanding between me and D&B with respect to the subject matter of this Agreement and, unless otherwise specified in this Agreement (such as in paragraph e(1) above), supersedes all prior oral agreements, understandings and arrangements between me and D&B with respect to the subject matter of this Agreement.

Schedule A — Principal Competitor List (as of December 4, 2000)

COMPETITOR	PRINCIPAL MARKET[1]
(Includes any entity directly or indirectly controlling,	(If not stated, U.S. or multi-market
controlled by, or under common control with, named entity)	Credit and/or marketing business)

Acxiom Corporation

Alliance Group Holdings Pty Ltd	Australia

American List Counsel Inc

Baycorp Holdings, Ltd.	New Zealand

Bonier Plc d/b/a I C C (subsidiary of Hoppenstedt Bonnier Information NV)

Buergel Marketing – Kreiditschutz GmbH	Germany

Cerved Societa Per Azioni	Italy

Choicepoint Inc.

Compagnie française dássurance pour le commerce extérieur (COFACE, includes Veritas, Intercredit)

CreditInform ASA	Norway

Creditreform (Creditreform Egeli Ostschweiz AG; Creditreform Wirtschaftsauskunftei Kubicki KG; Creditreform Koeln v. Padberg KG; Verein Creditreform Koeln)	Germany, Austria, Switzerland

Data Advantage Limited	Australia

Equifax Inc.

Experian Corporation

Fair, Isaac and Company, Incorporated

First Data Corporation

Harte-Hanks Inc.

I C C (see Bonnier Plc)

Informa, S.A.	Spain

InfoUSA Inc. (formerly ABI)

Intellirisk Management Corp.	RMS competitor

Intrum Justitia B.V	Netherlands

Kreller Business Information Group, Inc.

KSV Marketing Service GmbH; KSV CRIF IT Decision Solutions GmbH	Austria

Lince SPA	Italy

Mope – Informacao Para Gestao De Empresas, S.A.	Portugal

National Association Of Credit Management, Inc. (NACM)

NCM Holding N.V. (includes Graydon)

N C O Group Inc.	RMS competitor

OneSource Information Services, Inc

Outsourcing Solutions Inc. (OSI)	RMS competitor

ORT Group

Reed Elsevier Plc

Risk Management Alternatives Inc.	RMS competitor

RMG Call Centers Pty Limited	Australia

Schober Information Group	Germany

Scholastic Corporation (includes QED)	MDR competitor

SCRL (Coface SCRL)	France

Seat Pagine Gialle SPA	Italy

Suomen AsiaKastieto	Finland

Teledata AG	Switzerland

Thomson Information Services Inc. (includes

Gale Group)

Tokyo Shoko Research (TSR)	Japan

Trans Union LLC

VNU International BV (includes VNU-USA Inc., Claritas, NDS, ACNielsen)

[1] The principal market is provided for information only. All markets are covered.

Please indicate your acceptance of this Agreement by signing at the place provided below. When signed, you should immediately return only the original signature page to Michael Reilly at The Dun & Bradstreet Corporation, One Diamond Hill Road, Murray Hill, New Jersey 07974, and retain the text of the Agreement for your records. Failure to return the original signature page by February 28, 2002] will result in the forfeiture of your December 19, 2001 D&B stock option award, SAR award or cash component of the Leadership Grant under the Leadership Compensation Program, as the case may be.

Associate’s Signature

Associate’s Name (please print)

THIS SIGNATURE PAGE IS PART OF THE DETRIMENTAL CONDUCT AGREEMENT DATED AS OF JANUARY 4, 2002.

9